Exhibit 10.15

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of August 30, 2007 (the “Effective Date”) between SILICON VALLEY BANK, a California corporation and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”), and T2 BIOSYSTEMS, INC., a Delaware corporation (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank.  The parties agree as follows:

1.                                           ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2                                              LOAN AND TERMS OF PAYMENT

2.1                                    Promise to Pay.  Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1                          Equipment Advances.

(a)                                 Availability.  Subject to the terms and conditions of this Agreement, during the Draw Period, Bank shall make advances (each, an “Equipment Advance” and, collectively, “Equipment Advances”) not exceeding the Equipment Line. Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each Equipment Advance, and no Equipment Advance may exceed 100% of the total invoice for Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment. Notwithstanding the foregoing, the initial Equipment Advance (the “Initial Equipment Advance”) hereunder may be used to reimburse Borrower for Eligible Equipment purchased on or after January 1, 2007; provided that, the Initial Equipment Advance is requested within thirty (30) days after the Effective Date. Unless otherwise agreed to by Bank, not more than 25% of the proceeds of the Equipment Line shall be used to finance Other Equipment. Each Equipment Advance, other than the final Equipment Advance, must be in an amount equal to at least $50,000. After repayment, no Equipment Advance may be reborrowed.

(b)                                      Interest Rate; Interest Payment.  Subject to Section 2.2(a), the principal amount outstanding for each Equipment Advance shall accrue interest at a fixed per annum rate equal to one half of one percentage point (0.50%) above the Prime Rate, determined by Bank as of the Funding Date, which interest shall be payable monthly.

(c)                                       Principal Payment.  In addition to the monthly payments of interest, as set forth in Section 2.1.1(b) above, the principal amount of each Equipment Advance is payable in forty-eight (48) consecutive equal monthly payments of principal beginning on the first calendar day of the month following the Funding Date of such Equipment Advance and continuing on the first calendar day of each month thereafter. The final payment due on the applicable Equipment Maturity Date shall include all outstanding principal and all accrued unpaid interest.

(d)                                      Prepayment Upon an Event of Loss.  Borrower shall bear the risk of any loss, theft, destruction, or damage of or to the Financed Equipment. lf, during the term of this Agreement, any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an “Event of Loss”), then, if no Event of Default has occurred or is continuing, within ten (10) days following such Event of Loss, at Borrower’s option, Borrower shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal owing with respect to the Financed Equipment subject to the Event of Loss; or (ii) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

(e)                                  Mandatory Prepayment Upon an Acceleration.  If the Equipment Advances are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest, (ii) the Final Payment, and (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(f)                                   Permitted Prepayment of Equipment Advances.  So long as no Event of Default has occurred and is continuing, Borrower shall have the option to prepay all, but not less than all, of the Equipment Advances advanced by Bank under this Agreement, provided Borrower (i) delivers written notice to Bank of its election to prepay the Equipment Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest, (B) the Final Payment, and (C) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

2.2                               Payment of Interest on the Credit Extensions.

(a)                                 Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points above the rate effective immediately before the Event of Default (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.2(a) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(b)                                 360-Day Year.  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(c)                                  Debit of Accounts.  On the first calendar day of each month, Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for regularly scheduled principal and interest payments or any other amounts Borrower owes Bank pursuant to this Agreement. These debits shall not constitute a set-off.

(d)                                 Payments.  Unless otherwise provided, interest is payable monthly on the first (1st) calendar day of each month. Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

2.3                               Fees.  Borrower shall pay to Bank:

(a)                                 Final Payment.  The Final Payment, when due hereunder; and

(b)                                 Bank Expenses.  All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.4                               Additional Costs.  If any new law or regulation increases Bank’s costs or reduces its income for any loan, Borrower shall pay the increase in cost or reduction in income or additional expense provided, however, that Borrower shall not be liable for any amount attributable to any period before 180 days prior to the date Bank notifies Borrower of such increased costs. Bank agrees that it shall allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with Bank’s customary practice.

3                                         CONDITIONS OF LOANS

3.1                               Conditions Precedent to Initial Credit Extension.  Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a)                                 Duly executed original signatures to the Loan Documents to which it is a party;

(b)                                 Borrower shall have delivered its Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;

(c)                                  Duly executed original signatures to the Warrant;

(d)                                 Duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(e)                                  Bank shall have received certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(f)                                   Borrower shall have delivered a landlord’s consent executed in favor of Bank together with the duly executed original signatures thereto;

(g)                                  Borrower shall have delivered a legal opinion of Borrower’s counsel dated as of the Effective Date together with the duly executed original signatures thereto;

(h)                                 Borrower shall have delivered a copy of its Investor Rights Agreement and any amendments thereto;

(i)                                     Borrower shall have delivered evidence satisfactory to Bank that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Bank; and

(j)                                    Borrower shall have paid the fees and Bank Expenses then due as specified in Section 2.3 hereof.

3.2                               Conditions Precedent to all Credit Extensions.  Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a)                                 except as otherwise provided in Section 3.4, timely receipt of the Payment/Advance Form and UCC financing statement covering the Financed Equipment described on Exhibit A;

(b)                                 the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c)                                  Bank shall have the opportunity to confirm that upon filing the UCC financing statement covering the Eligible Equipment described on Exhibit A, that Bank shall have a first perfected security interest in such Eligible Equipment; and

(d)                                 in Bank’s reasonable discretion, there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, nor has there been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank.

3.3                               Covenant to Deliver.  Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that the extension of a Credit Extension prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and any such extension in the absence of a required item shall be in Bank’s sole discretion.

3.4                               Procedures for Borrowing.  To obtain an Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (l) Business Day before the day on which the Equipment Advance is to be made. A Payment/Advance Form must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed, together with a UCC Financing Statement authorization covering ice Financed Equipment described on Exhibit A and such additional information as Bank may reasonably request at least five (5) Business Days before the proposed Funding Date. If Borrower satisfies the conditions of each Equipment Advance, Bank shall disburse such Equipment Advance by transfer to the Designated Deposit Account.

4                                         CREATION OF SECURITY INTEREST

4.1                               Grant of Security Interest.  Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2                               Authorization to File Financing Statements.  Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

5                                         REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1                               Due Organization and Authorization.  Borrower and each of its Subsidiaries are duly existing and in good standing, as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed perfection certificate signed by Borrower (the “Perfection Certificate”). Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete in all material respects. If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2                               Collateral.  Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as Borrower has given Bank notice pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.

5.3                               Litigation.  There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than $100,000.

5.4                               No Material Deterioration in Financial Statements.  All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5                               Solvency.  The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6                               Regulatory Compliance.  Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

5.7                               Subsidiaries; Investments.  Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8                               Tax Returns and Payments; Pension Contributions.  Borrower timely filed all required tax returns and reports, and Borrower and its Subsidiaries have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9                               Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely to purchase Eligible Equipment, and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.10                        Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representations, warranties, or other statements were made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6                                         AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1                               Government Compliance.  Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, the noncompliance with which could have a material adverse effect on Borrower’s business.

6.2                               Financial Statements, Reports, Certificates.  Deliver to Bank: (i) as soon as available, but no later than forty-five (45) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (except for “going concern” qualifications for development stage companies) on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion; (iii) as soon as available, but no later than forty-five (45) days after the last day of Borrower’s fiscal year, Borrower’s financial projections for current fiscal year as approved by Borrower’s Board of Directors; (iv) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt (v) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (vi) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of One Hundred Thousand Dollars ($100,000) or more; and (vii) other financial information reasonably requested by Bank.

6.3                               Taxes; Pensions.  Make, and cause each of its Subsidiaries to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting pursuant to the terms of Section 5.8 hereof) and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.4                               Insurance.  Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that and reasonably satisfactory to Bank. All property policies relating to Collateral shall have a lender’s loss payable endorsement showing Bank as lender loss payee and waive subrogation against Bank. All policies (or the loss payable endorsements) shall provide that the insurer must give Bank at least twenty (20) days notice before canceling, amending (other than minor amendments which do not reduce coverage for the Collateral and are otherwise consistent with the provisions hereof), or declining to renew its policy. At Bank’s request, Borrower shall deliver certificates of insurance and evidence of all premium payments. Proceeds payable under any policy relating to Collateral shall, at Bank’s option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $50,000, in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

6.5                               Operating Accounts.  Maintain its and its Subsidiaries’ depository, operating, and securities accounts with Bank and Bank’s affiliates. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith. Notwithstanding the foregoing, if at any time the balance of Borrower’s accounts maintained with Bank and Bank’s Affiliates exceeds $15,000,000, Borrower may maintain depository and securities accounts with Persons other than Bank and its Affiliates, as long as a minimum of $15,000,000 is maintained at Bank and its Affiliates at all times.

6.6                               Litigation Cooperation.  From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.7                               Further Assurances.  Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.

7                                         NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1                               Dispositions.  Convey, sell, lease, transfer, assign or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that does not constitute Financed Equipment; (c) in connection with Permitted Liens and Permitted Investments; and (d) of licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States.

7.2                               Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change in management such that any of the Key Persons is no longer actively involved in their applicable position and a replacement reasonably acceptable to Bank is not made within 90 days, or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower immediately prior to the first such transaction own less than 60% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction). Borrower shall not, without at least ten (10) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3                               Mergers or Acquisitions.  Without the prior written consent of Bank, which shall not be unreasonably withheld, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4                               Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5                               Encumbrance.  Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens or permit any Collateral not to be subject to the first priority security interest granted herein.

7.6                               Distributions; Investments.  (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of $250,000 per fiscal year.

7.7                               Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.8                               Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

7.9                               Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8                                         EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1                               Payment Default.  Borrower fails to (a) make any payment of principal on any Credit Extension on its due date, or (b) pay interest on any Credit Extension or any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period will not apply to payments due on the applicable Equipment Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2                               Covenant Default.

(a) Borrower fails or neglect to perform any obligation in Sections 6.2 and 6.5 or violates any covenant in Section 7; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement, any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

8.3                               Material Adverse Change.  A Material Adverse Change occurs;

8.4                               Attachment.  (a) Any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days;

(b) the service of process seeking to attach, by trustee or similar process, any funds of Borrower, or of any entity under control of Borrower (including a Subsidiary) on deposit with Bank or Bank’s Affiliate; (c) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (d) a judgment or other claim in excess of $100,000 becomes a Lien on any of Borrower’s assets; or (e) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

8.5                               Insolvency (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6                               Other Agreements.  There is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, which results in the acceleration of the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a material adverse effect on Borrower’s business;

8.7                               Judgments.  A judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) (not covered by independent third-party insurance) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

8.8                               Misrepresentations.  Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bunk to enter this Agreement of any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.

9                                         BANK’S RIGHTS AND REMEDIES

9.1                               Rights and Remedies.  While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a)                                 declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)                                 stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)                                  make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Subject to applicable leases, Borrower grants Bank a non-exclusive license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(d)                                 demand and receive possession of Borrower’s Books relating to Collateral; and

(e)                                  exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2                               Power of Attorney.  Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) make, settle, and adjust all claims under Borrower’s casualty insurance policies; (b) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (c) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3                               Protective Payments.  If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate charged by Bank, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4                               Bank’s Liability for Collateral.  So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.5                               No Waiver; Remedies Cumulative.  Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies povided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.6                               Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10                                  NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (I) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	T2 BIOSYSTEMS, INC.
286 Cardinal Medeiros Ave.
Cambridge, Massachusetts 02141
	Attn:	Legal Department
	Fax:	(617) 876-1608

with a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
	Attn:	Jeffrey M. Wiesen. Esquire
	Fax:	(617) 542-2241
	Email:	jwiesen@mintz.com

If to Bank:	Silicon Valley Bank
One Newton Executive Park, Suite 200
2221 Washington Street
Newton, Massachusetts 02462
Attn: Mr. Clark Hayes
Fax: (617) 969-5962
Email: CHayes@svb.com

with a copy to:	Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attn: David A. Ephraim, Esquire
Fax: (617) 880-3456
Email: DEphraim@riemerlaw.com

11                                  CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER AND JUDICIAL REFERENCE

Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County. California. NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12                                  GENERAL PROVISIONS

12.1                        Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

12.2                        Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by Bank’s gross negligence or willful misconduct.

12.3                        Limitation of Actions. Any claim or cause of action by Borrower against Bank, its directors, officers, employees, agents, accountants, attorneys, or any other Person affiliated with or representing Bank based upon, arising from, or relating to this Agreement or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Bank, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by (a) the filing of a complaint within one year from the earlier of (i) the date any of Borrower’s officer or directors had knowledge of the first act, the occurrence or omission upon which such claim or cause of action, or any part thereof, is based, or (ii) the date this Agreement is terminated, and (b) the service of a summons and complaint on an officer of Bank, or on any other person authorized to accept service on behalf of Bank, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Bank in its sole discretion. This provision shall survive any termination of this Agreement or any other Loan Document.

12.4                        Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5                        Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6                        Amendments in Writing; Integration. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7                        Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8                        Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9                        Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; and (e) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.10                 Right of Set Off. Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether new existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13                                  DEFINITIONS

13.1                        Definitions. As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Bank” is defined in the preamble hereof.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a patty, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (l) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (C) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market accounts maintained at Bank.

“Claims” are defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the Commonwealth of Massachusetts; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation of directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Credit Extension” is any Equipment Advance, or any other extension of credit by Bank for Borrower’s benefit.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.2(a).

“Designated Deposit Account” is Borrower’s deposit account, account number                                   , maintained with Bank.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Draw Period” is the period of time from the Effective Date through the earliest to occur of (a) August 30, 2008, and (b) an Event of Default.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Equipment” is new and used (a) general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, tools, fixtures, molds, subject to the limitations set forth herein, and (b) Other Equipment that complies with all of Borrower’s representations and warranties to Bank and which is acceptable to Bank in all respects and in which Bank has a first priority Lien.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equipment Advance” is defined in Section 2.1.1(a).

“Equipment Line” is an Equipment Advance or Equipment Advances in an aggregate amount of up to Two Million Dollars ($2,000,000.00) outstanding at any time.

“Equipment Maturity Date” is, for each Equipment Advance, forty-seven (47) months after the first calendar day of the month following the Funding Date of such Equipment Advance.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Event of Loss” is defined in Section 2.1.1(d).

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to the aggregate original principal amount of each Equipment Advance multiplied by the Final Payment Percentage, due on the earliest of: (a) the Equipment Maturity Date, (b) the acceleration of the Obligations, or (c) any voluntary or involuntary prepayment, in full, of the Obligations.

“Final Payment Percentage” is, for each Equipment Advance, three and three quarters of one percent (3.75%),

“Financed Equipment” is all present and future Eligible Equipment in which Borrower has any interest, the purchase of which is financed by an Equipment Advance.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Initial Equipment Advance” is defined in Section 2.1.1(a).

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” shall be any one of the following positions: Chief Executive Officer, Chief Financial Officer, or Chief Scientific Officer.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, in connection with this Agreement, or the Loan Documents, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, its bylaws in current form, each of the foregoing with all current amendments or modifications thereto.

“Other Equipment” is leasehold improvements, transferable software licenses and soft costs approved by Bank, including taxes, shipping, freight discounts, installation expenses, and recurring engineering charges.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)                                 Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b)                                 Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)                                  Subordinated Debt;

(d)                                 unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)                                  Indebtedness secured by Permitted Liens;

(f)                                   other Indebtedness secured by property other than the Collateral in a maximum amount of $100,000, outstanding at any time; and

(g)                                  extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)                                 Investments shown on the Perfection Certificate and existing on the Effective Date; and

(b)                                 Cash Equivalents.

“Permitted Liens” are:

(a)                                 Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)                                 Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s Liens;

(c)                                  purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than $100,000 in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; and

(d)                                 Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

(e)                                  Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7.

(f)                                   Liens related to (f) under the definition of Permitted Indebtedness.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer, Vice President of Intellectual Property, and Controller of Borrower.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” means, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

“Transfer” is defined in Section 7.1.

“Warrant” is that certain Warrant to Purchase Stock dated as of the Effective Date executed by Borrower in favor of Bank.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Effective Date.

BORROWER:

T2 BIOSYSTEMS, INC.

By	/s/ Douglas Levinson
Name:	Douglas Levinson
Title:	President and Chief Executive Officer

BANK:

SILICON VALLEY BANK

By	/s/ Clark Hayes
Name:	Clark Hayes
Title:	Relationship Manager

[Signature page to Loan and Security Agreement]

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 26, 2009, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and T2 BIOSYSTEMS, INC., a Delaware corporation with its chief executive office located at 286 Cardinal Medeiros Avenue, Cambridge, Massachusetts 02141 (“Borrower”).

1.                                      DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 30, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 30, 2007, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                      DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                      DESCRIPTION OF CHANGE IN TERMS.

A.                                    Modifications to Loan Agreement.

1                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1 thereof:

“(b)                           Interest Rate; Interest Payment. Subject to Section 2.2(a), the principal amount outstanding for each Equipment Advance shall accrue interest at a fixed per annum rate equal to one half of one percentage point (0.50%) above the Prime Rate, determined by Bank as of the Funding Date, which interest shall be payable monthly.”

and inserting in lieu thereof the following:

“(b)                           Interest Rate; Interest Payment. Subject to Section 2.2(a), the principal amount outstanding for each Equipment Advance shall accrue interest at a fixed per annum rate equal to: (i) prior to the 2009 Effective Date, one half of one percentage point (0.50%) above the Prime Rate, determined by Bank as of the Funding Date, which interest shall be payable monthly, and (ii) on and after the 2009 Effective Date, the greater of: (A) one half of one percentage point (0.50%) above the Prime Rate, determined by Bank as of the Funding Date, and (B) five and one half of one percent (5.5%), which interest shall be payable monthly.”

2                                         The Loan Agreement shall be amended by inserting the following new Section 2.1.2 immediately following Section 2.1.1 thereof, entitled “Equipment Advances”:

“2.1.2 2009 Equipment Advances.

(a)                                 Availability. Subject to the terms and conditions of this Agreement, during the 2009 Draw Period, Bank shall make advances (each, a “2009 Equipment Advance” and, collectively, “2009 Equipment Advances”) not exceeding the 2009 Equipment Line. 2009 Equipment Advances may only be used to finance Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each 2009 Equipment Advance, and no 2009 Equipment Advance may exceed 100% of the total invoice for Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment. Notwithstanding the foregoing, the initial 2009 Equipment Advance (the “Initial 2009 Equipment Advance”) hereunder may be used to reimburse Borrower for Eligible Equipment purchased on or after September 1, 2008; provided that, the Initial 2009 Equipment Advance is requested within thirty (30) days after the 2009 Effective Date. Unless otherwise agreed to by Bank, not more than 25% of the proceeds of the 2009 Equipment Line shall be used to finance Other Equipment. Each 2009 Equipment Advance, other than the final 2009 Equipment Advance, must be in an amount equal to at least $50,000. After repayment, no 2009 Equipment Advance may be reborrowed.

(b)                                 Interest Rate; Interest Payment. Subject to Section 2.2(a), the principal amount outstanding for each 2009 Equipment Advance shall accrue interest at a fixed per annum rate equal to the greater of: (i) six and one quarter of one percentage point (6.25%) above the Prime Rate, determined by Bank as of the Funding Date, and (ii) ten and one quarter of one percent (10.25%), which interest shall be payable monthly.

(c)                                  Principal Payment. In addition to the monthly payments of interest, as set forth in Section 2.1.2(b) above, the principal amount of each 2009 Equipment Advance is payable in thirty-six (36) consecutive equal monthly payments of principal beginning on the first calendar day of the month following the Funding Date of such 2009 Equipment Advance and continuing on the first calendar day of each month thereafter. The final payment due on the applicable 2009 Equipment Maturity Date shall include all outstanding principal and all accrued unpaid interest.

(d)                                 Mandatory Prepayment Upon an Acceleration. If the 2009 Equipment Advances are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest, (ii) the 2009 Final Payment, and (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e)                                  Permitted Prepayment of Equipment Advances. So long as no Event of Default has occurred and is continuing, Borrower shall have the option to prepay all, but not less than all, of the Equipment Advances advanced by Bank under this Agreement, provided Borrower (i) delivers written notice to Bank of its election to prepay the Equipment Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest, (B) the 2009 Final Payment, and (C) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.”

3                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3 thereof:

“(a)                           Final Payment. The Final Payment, when due hereunder; and”

and inserting in lieu thereof the following:

“(a)                           Final Payment. The Final Payment and the 2009 Final Payment, when due hereunder; and”

4                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.2 thereof:

“(a)                           except as otherwise provided in Section 3.4, timely receipt of the Payment/Advance Form and UCC financing statement covering the Financed Equipment described on Exhibit A;”

and inserting in lieu thereof the following:

“(a)                           except as otherwise provided in Section 3.4, timely receipt of the Payment/Advance Form;”

5                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.2 thereof, in its entirety:

“(c)                            Bank shall have the opportunity to confirm that upon filing the UCC financing statement covering the Eligible Equipment described on Exhibit A, that Bank shall have a first perfected security interest in such Eligible Equipment; and”

6                                         The Loan Agreement shall be amended by deleting the following, appearing as Section 3.4 thereof:

“3.4                         Procedures for Borrowing. To obtain an Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. A Payment/Advance Form must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed, together with a UCC Financing Statement authorization covering the Financed Equipment described on Exhibit A and such additional information as Bank may reasonably request at least five (5) Business Days before the proposed Funding Date. If Borrower satisfies the conditions of each Equipment Advance, Bank shall disburse such Equipment Advance by transfer to the Designated Deposit Account.”

and inserting in lieu thereof the following:

“3.4                         Procedures for Borrowing. To obtain a 2009 Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the 2009 Equipment Advance is to be made. A Payment/Advance Form must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed. If Borrower satisfies the conditions of each 2009 Equipment Advance, Bank shall disburse such 2009 Equipment Advance by transfer to the Designated Deposit Account.”

7                                         The Loan Agreement shall be amended by deleting the following text appearing in Section 4.1 thereof:

“4.1                         Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement).”

and inserting in lieu thereof the following:

“4.1                        Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations relating to Section 2.1.1, a continuing security interest in, and pledges to Bank, the 2007 Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations (other than the Obligations relating to Section 2.1.1), a continuing security interest in, and pledges to Bank, the 2009 Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.”

8                                         The Loan Agreement shall be amended by inserting the following text at the end of Section 5.2 thereof:

“Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of which could interfere with Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such commercially reasonable steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or agreements to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.”

9                                         The Loan Agreement shall be amended by deleting the following, appearing as Section 6.2 thereof, in its entirety:

“6.2                         Financial Statements, Reports, Certificates. Deliver to Bank: (i) as soon as available, but no later than forty-five (45) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (except for “going concern” qualifications for development stage companies) on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion; (iii) as soon as available, but no later than forty-five (45) days after the last day of Borrower’s fiscal year, Borrower’s financial projections for current fiscal year as approved by Borrower’s Board of Directors; (iv) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt (v) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (vi) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of One Hundred Thousand Dollars ($100,000) or more; and (vii) other financial information reasonably requested by Bank.”

and inserting in lieu thereof the following:

“6.2                         Financial Statements, Reports, Certificates.

(a)                                 Deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (except for “going concern” qualifications for development stage companies) on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion; (iii) as soon as available, but no later than forty-five (45) days after the last day of Borrower’s fiscal year, Borrower’s financial projections for current fiscal year as approved by Borrower’s Board of Directors; (iv) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt (v) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet; (vi) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of One Hundred Thousand Dollars ($100,000) or more; and (vii) other financial information reasonably requested by Bank.

(b)                                 Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer.”

10                                  The Loan Agreement shall be amended by deleting the following, appearing as Section 6.5 thereof, in its entirety:

“6.5                         Operating Accounts. Maintain its and its Subsidiaries’ depository, operating, and securities accounts with Bank and Bank’s affiliates. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith. Notwithstanding the foregoing, if at any time the balance of Borrower’s accounts maintained with Bank and Bank’s Affiliates exceeds $15,000,000, Borrower may maintain depository and securities accounts with Persons other than Bank and its Affiliates, as long as a minimum of $15,000,000 is maintained at Bank and its Affiliates at all times.”

and inserting in lieu thereof the following:

“6.5                         Operating Accounts.

(a)                                 Maintain its and its Subsidiaries’ depository, operating, and securities accounts with Bank and Bank’s affiliates.

(b)                                 For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

11                                  The Loan Agreement shall be amended by inserting the following new Section 6.8 immediately following Section 6.7 thereof, entitled “Further Assurances”:

“6.8                         Protection of Intellectual Property Rights. Borrower shall: (a) protect, defend and maintain the validity and enforceability of any intellectual property material to Borrower’s business; (b) promptly advise Bank in writing of material infringements of any intellectual property material to Borrower’s business; and (c) not allow any intellectual property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.”

12                                  The Loan Agreement shall be amended by deleting the following, appearing as Section 7.5 thereof:

“7.5                         Encumbrance. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens or permit any Collateral not to be subject to the first priority security interest granted herein.”

and inserting in lieu thereof the following:

“7.5                         Encumbrance. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens or permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.”

13                                  The Loan Agreement shall be amended by inserting the following new Section 7.10 immediately following Section 7.9 thereof, entitled “Compliance”:

“7.10                  Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.”

14                                  The Loan Agreement shall be amended by deleting the following, appearing as Section 8.1 thereof:

“8.1                         Payment Default. Borrower fails to (a) make any payment of principal on any Credit Extension on its due date, or (b) pay interest on any Credit Extension or any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period will not apply to payments due on the applicable Equipment Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);”

and inserting in lieu thereof the following:

“8.1                         Payment Default. Borrower fails to (a) make any payment of principal on any Credit Extension on its due date, or (b) pay interest on any Credit Extension or any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period will not apply to payments due on the applicable Equipment Maturity Date or 2009 Equipment Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);”

15                                  The Loan Agreement shall be amended by inserting the following text at the end of Section 9.1 thereof:

“(f)                             settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds, and verify the amount of such account;

(g)                                  apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(h)                                 ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit; and

(i)                                     place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral.”

16                                  The Loan Agreement shall be amended by deleting the following text, appearing in Section 9.2 thereof:

“Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) make, settle, and adjust all claims under Borrower’s casualty insurance policies; (b) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (c) transfer the Collateral into the name of Bank or a third party as the Code permits.”

and inserting in lieu thereof the following:

“Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits.”

17                                  The Loan Agreement shall be amended by inserting the following new Section 9.7 immediately following Section 9.6 thereof, entitled “Demand Waiver”:

“9.7                         Application of Payments and Proceeds. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.”

18                                  The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“                                          “Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.”

“                                          “Credit Extension” is any Equipment Advance, or any other extension of credit by Bank for Borrower’s benefit.”

“                                          “Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, in connection with this Agreement, or the Loan Documents, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.”

“                                          “Other Equipment” is leasehold improvements, transferable software licenses and soft costs approved by Bank, including taxes, shipping, freight discounts, installation expenses, and recurring engineering charges.”

“                                          “Perfection Certificate” is defined in Section 5.1.”

and inserting in lieu thereof the following:

“                                          “Collateral” is the 2007 Collateral and the 2009 Collateral.”

“                                          “Credit Extension” is any Equipment Advance, 2009 Equipment Advance, or any other extension of credit by Bank for Borrower’s benefit.”

“                                          “Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, the Final Payment, the 2009 Final Payment, Bank Expenses and other amounts Borrower owes Bank now or later, in connection with this Agreement, or the Loan Documents, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.”

“                                          “Other Equipment” is leasehold improvements, transferable software licenses and soft costs approved by Bank, including taxes, shipping, freight discounts, installation expenses, and non-recurring engineering charges.”

“                                          “Perfection Certificate” is defined in Section 5.1 and as replaced by that certain Perfection Certificate dated as of the 2009 Effective Date, executed by Borrower in favor of Bank.”

19                                  The Loan Agreement shall be amended by inserting the following definitions alphabetically in Section 13.1 thereof:

“                                          “2007 Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.”

“                                          “2009 Collateral” is any and all properties, rights and assets of Borrower described on Exhibit D.”

“                                          “2009 Draw Period” is the period of time from the 2009 Effective Date through the earliest to occur of (a) June 25, 2010, and (b) an Event of Default.”

“                                          “2009 Effective Date” is June 26, 2009.”

“                                          “2009 Equipment Advance” is defined in Section 2.1.2(a).”

“                                          “2009 Equipment Line” is a 2009 Equipment Advance or 2009 Equipment Advances in an aggregate amount of up to One Million Five Hundred Thousand Dollars ($1,500,000.00) outstanding at any time.”

“                                          “2009 Equipment Maturity Date” is, for each 2009 Equipment Advance, thirty-five (35) months after the first calendar day of the month following the Funding Date of such 2009 Equipment Advance.”

“                                          “2009 Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to the aggregate original principal amount of each 2009 Equipment Advance multiplied by the 2009 Final Payment Percentage, due on the earliest of: (a) the 2009 Equipment Maturity Date, (b) the acceleration of the Obligations, or (c) any voluntary or involuntary prepayment, in full, of the Obligations.”

“                                          “2009 Final Payment Percentage” is, for each 2009 Equipment Advance, one and three fifths of one percent (1.6%).”

“                                          “Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.”

“                                          “Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.”

“                                          “Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.”

“                                          “Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.”

“                                          “Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.”

“                                          “General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.”

“                                          “Initial 2009 Equipment Advance” is defined in Section 2.1.2(a).”

“                                          “Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.”

20                                  The Loan Agreement shall be amended by replacing Exhibit A attached thereto with Exhibit A attached hereto.

21                                  The Loan Agreement shall be amended by inserting the Compliance Certificate appearing as Exhibit B hereto as Exhibit C thereof.

22                                  The Loan Agreement shall be amended by inserting Exhibit C attached hereto as Exhibit D thereof.

4.                                      FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                                      AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

6.                                 CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.                                 RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.                                 NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.                                 CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing

Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.                               RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

11.                               CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

12.                               JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

13.                               COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

T2 BIOSYSTEMS, INC.		SILICON VALLEY BANK

By:	/s/ John McDonough	By:	/s/ Clark Hayes

Name:	John McDonough	Name:	Clark Hayes

Title:	President & CEO	Title:	Relation Manager

EXHIBIT A

The 2007 Collateral consists of all right, title and interest of Borrower in and to all Equipment financed by Bank, including the following:

Description of Equipment	Make	Model	Serial #	Invoice #

and all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

EXHIBIT B
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	T2 BIOSYSTEMS, INC.

The undersigned authorized officer of T2 BIOSYSTEMS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in compliance for the period ending                            with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
Board approved projections	FYE within 45 days	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

T2 BIOSYSTEMS, INC.	BANK USE ONLY

Received by:
AUTHORIZED SIGNER

By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER

Date:

	Compliance Status:	Yes	No

EXHIBIT C
COLLATERAL DESCRIPTION

The 2009 Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired: any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.

Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Bank’s prior written consent.

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 25, 2012, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and T2 BIOSYSTEMS, INC., a Delaware corporation with its chief executive office located at 101 Hartwell Avenue, Lexington, Massachusetts 02421 (“Borrower”).

1.                                 DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 30, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of August 30, 2007, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of June 26, 2009, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                 DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                 DESCRIPTION OF CHANGE IN TERMS.

A.                                    Modifications to Loan Agreement.

1                                         The Loan Agreement shall be amended by inserting the following new Section 2.1.3 thereto (entitled “Term Loan Advances”) to appear immediately following the existing Section 2.1.2 thereof (entitled “2009 Equipment Advances”):

“                                          2.1.3                     Term Loan Advances.

(a)                                 Availability. Subject to the terms and conditions of this Agreement, (i) on the 2012 Effective Date, Bank shall make one (1) advance (the “Initial Term Loan Advance”) in an amount equal to Five Hundred Thousand Dollars ($500,000.00), and (ii) during the Term Loan Draw Period, Bank shall make advances (each, a “Draw Period Term Loan Advance” and, collectively, “Draw Period Term Loan Advances”) in an aggregate amount not exceeding the Draw Period Term Loan Amount. The Initial Term Loan Advance and each Draw Period Term Loan Advance are each a “Term Loan Advance” and, collectively, the “Term Loan Advances”). In addition to and without limiting the foregoing, each Draw Period Term Loan Advance must be in an amount greater than or equal to the lesser of (Five Hundred Thousand Dollars ($500,000.00), and (y) the portion of the Draw Period Term Loan Amount remaining undrawn: After repayment, no Term Loan Advance may be reborrowed.

(b)                                 Interest Rate; Interest Payment. Subject to Section 2.2(a), the principal amount outstanding for each Term Loan Advance shall accrue interest at a fixed per annum rate equal to the greater of: (i) three percent (3.0%) above the WSJ Prime Rate, as determined by Bank as of the Funding Date of such Term Loan Advance, and (ii) six and one quarter of one percent (6.25%), which interest shall be payable monthly commencing on the first (1st) Payment Date following the Funding Date of such Term Loan Advance.

(c)                                  Principal Payment. Commencing on the applicable Term Loan Amortization Date of each Term Loan Advance and continuing on each Payment Date thereafter, Borrower shall repay such Term Loan Advance in (i) thirty-six (36) equal monthly payments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.1.3(b). All outstanding principal and accrued and unpaid interest with respect to each Term Loan Advance, and all other outstanding Obligations with respect to such Term Loan Advance, are due and payable in full on the applicable Term Loan Maturity Date with respect to such Term Loan Advance.

(d)                                 Mandatory Prepayment Upon an Acceleration. If the Term Loan Advances are accelerated by Bank in accordance with Section 9.1 following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest on the Term Loan Advances, (ii) the Term Loan Prepayment Premium for each Term Loan Advance, and (iii) all other sums, if any, that shall have become due and payable hereunder, including interest at the Default Rate with respect to any past due amounts.

(e)                                  Permitted Prepayment of Term Loan Advances. So long as no Event of Default has occurred and is continuing, Borrower shall have the option to prepay all, but not less than all, of any Term Loan Advance, at any time, provided Borrower (i) delivers written notice to Bank of its election to prepay such Term Loan Advance at least five (5) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest on such Term Loan Advance, (B) the Term Loan Prepayment Premium for each Term Loan Advance, and (C) all other sums, if any, that shall have become due and payable hereunder, including interest at the Default Rate with respect to any past due amounts.”

2                                         The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.3 thereof:

“                                          (a)                                 Final Payment. The Final Payment and the 2009 Final Payment, when due hereunder; and”

and inserting in lieu thereof the following:

“                                          (a)                                 Final Payment; Term Loan Prepayment Premium. The Final Payment, the 2009 Final Payment and the Term Loan Prepayment Premium, each when due hereunder; and”

3                                         The Loan Agreement shall be amended by deleting the following appearing as Section 3.4 thereof (entitled “Procedures for Borrowing”):

“                                          3.4                               Procedures for Borrowing. To obtain a 2009 Equipment Advance, Borrower must notify Bank (which notice shall be irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the 2009 Equipment Advance is to be made. A Payment/Advance Form must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed. If Borrower satisfies the conditions of each 2009 Equipment Advance, Bank shall disburse such 2009 Equipment Advance by transfer to the Designated Deposit Account.”

and inserting in lieu thereof the following:

“                                          3.4                               Procedures for Borrowing. To obtain a 2009 Equipment Advance or Term Loan Advance, Borrower must notify Bank (which notice shall be irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the 2009 Equipment Advance or Term Loan Advance is to be made. A Payment/Advance Form must be signed by a Responsible Officer or designee and, with respect to a 2009 Equipment Advance, include a copy of the invoice for the Equipment being financed. If Borrower satisfies the conditions of each 2009 Equipment Advance or Term Loan Advance, Bank shall disburse such 2009 Equipment Advance or Term Loan Advance by transfer to the Designated Deposit Account.”

4                                         The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 4.1 thereof (entitled “Grant of Security Interest”):

“Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that expressly have superior priority to Bank’s Lien in this Agreement). If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (i) one hundred five percent (105.0%) of the face amount of all such Letters of Credit denominated in Dollars, and (ii) one hundred ten percent (110.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency, plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.”

5                                         The Loan Agreement shall be amended by deleting the following text appearing in Section 6.2 thereof (entitled “Financial Statements, Reports, Certificates”):

“                                          (iii) as soon as available, but no later than forty-five (45) days after the last day of Borrower’s fiscal year, Borrower’s financial projections for current fiscal year as approved by Borrower’s Board of Directors;”

and inserting in lieu thereof the following:

“                                          (iii) as soon as available, but no later than (A) forty-five (45) days after the last day of Borrower’s fiscal year, for each fiscal year through and including Borrower’s fiscal year ended December 31, 2011, and (B) sixty (60) days after the last day of Borrower’s fiscal year, for each fiscal year commencing with the fiscal year ending December 31, 2012 and continuing with each fiscal year thereafter, Borrower’s financial projections for current fiscal year as approved by Borrower’s Board of Directors;”

6                                         The Loan Agreement shall be amended by deleting the following appearing as Section 8.1 thereof (entitled “Payment Default”):

“                                          8.1                               Payment Default. Borrower fails to (a) make any payment of principal on any Credit Extension on its due date, or (b) pay interest on any Credit Extension or any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period will not apply to payments due on the applicable Equipment Maturity Date or 2009 Equipment Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);”

and inserting in lieu thereof the following:

“                                          8.1                               Payment Default. Borrower fails to (a) make any payment of principal on any Credit Extension on its due date, or (b) pay interest on any Credit Extension or any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period will not apply to payments due on the applicable Equipment Maturity Date, 2009 Equipment Maturity Date or Term Loan Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);”

7                                         The Loan Agreement shall be amended by deleting the following appearing as Section 8.3 thereof (entitled “Material Adverse Change”):

“                                          8.3                               Material Adverse Change. A Material Adverse Change occurs;”

and inserting in lieu thereof the following:

“                                          8.3                               Material Adverse Change; Lack of Investor Support. (a) Prior to the 2012 Effective Date, a Material Adverse Change occurs; or (b) on or after the 2012 Effective Date, (i) Bank reasonably determines, in good faith, that there is a lack of Investor Support, or (ii) Investor Support ceases to be provided to Borrower for any reason;”

8                                         The Loan Agreement shall be amended by inserting the following new Section 9.8 (entitled “Additional Rights and Remedies”) to appear immediately following the existing Section 9.7 thereof (entitled “Application of Payments and Proceeds”):

“                                          9.8                               Additional Rights and Remedies. Without limiting Section 9.1, while an Event of Default occurs and continues, Bank may, without notice or demand, do any or all of the following:

(a)                                 for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to the sum of (i) one hundred five percent (105.0%) of the aggregate Dollar Equivalent of the face amount of all such Letters of Credit denominated in Dollars, plus (ii) one hundred ten percent (110.0%) of the aggregate Dollar Equivalent of the face amount of all such Letters of Credit denominated in Foreign Currency, plus (iii) all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit; and

(b)                                 terminate any FX Forward Contracts.”

9                                         The Loan Agreement shall be amended by inserting the following text to appear at the end of Section 12.8 thereof (entitled “Survival”):

“Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements.”

10                                  The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“                                          “Credit Extension” is any Equipment Advance, 2009 Equipment Advance, or any other extension of credit by Bank for Borrower’s benefit.”

“                                          “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”

“                                          “Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, the Final Payment, the 2009 Final Payment, Bank Expenses and other amounts Borrower owes Bank now or later, in connection with this Agreement, or the Loan Documents, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.”

and inserting in lieu thereof the following:

“                                          “Credit Extension” is any Equipment Advance, 2009 Equipment Advance, Term Loan Advance, or any other extension of credit by Bank for Borrower’s benefit.”

“                                          “Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any Bank Services Agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank, all as amended, restated, or otherwise modified.”

“                                          “Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, the Final Payment, the 2009 Final Payment, the Term Loan Prepayment Premium, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Agreement or otherwise, including, without limitation, interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.”

11                                  The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“                                          “2012 Effective Date” June 25, 2012.”

“                                          “Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).”

“                                          “Bank Services Agreement” is defined in the definition of “Bank Services” appearing alphabetically in this Section 13.1.”

“                                          “Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.”

“                                          “Draw Period Term Loan Advance” and “Draw Period Term Loan Advances” are defined in Section 2.1.3(a).”

“                                          “Draw Period Term Loan Amount” is Four Million Dollars ($4,000,000.00).”

“                                          “Foreign Currency” means lawful money of a country other than the United States.”

“                                          “FX Forward Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.”

“                                          “Initial Term Loan Advance” is defined in Section 2.1.3(a).”

“                                          “Investor Support” is the clear intention of Borrower’s investors as a group to continue to fund Borrower in the amounts and timeframe necessary to enable Borrower to satisfy the Obligations as they become due and payable.”

“                                          “Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity or similar agreement.”

“                                          “Payment Date” is the first (1st) calendar day of each month.”

“                                          “Term Loan Advance” and “Term Loan Advances” are defined in Section 2.1.3(a).”

“                                          “Term Loan Amortization Date” is (a) with respect to the Initial Term Loan Advance, the first (1st) Payment Date following the date that is twelve (12) months after the Funding Date of the Initial Term Loan Advance (provided that if the Funding Date of the Initial Term Loan Advance is also a Payment Date, the Term Loan Amortization Date for the Initial Term Loan Advance shall be the Payment Date that is twelve (12) months following its Funding Date), and (b) with respect to each Draw Period Term Loan Advance, the first (1st) Payment Date following the date that is six (6) months after the Funding Date of such Draw Period Term Loan Advance (provided that if the Funding Date of such Draw Period Term Loan Advance is also a Payment Date, the Term Loan Amortization Date for such Draw Period Term Loan Advance shall be the Payment Date that is six (6) months following its Funding Date).”

“                                          “Term Loan Draw Period” is the period of time from the 2012 Effective Date through the earlier to occur of (a) December 31, 2012, and (b) an Event of Default.”

“                                          “Term Loan Maturity Date” is for each Term Loan Advance, the Payment Date that is thirty-five (35) months after the Term Loan Amortization Date of such Term Loan Advance.”

“                                          “Term Loan Prepayment Premium” shall be an additional fee payable to Bank in an amount equal to:

(a)                            for a prepayment made on or prior to the first (1st) anniversary of the Funding Date of any Term Loan Advance, two percent (2.0%) of the aggregate outstanding principal amount of such Term Loan Advance as of the date of such prepayment;

(b)                            for a prepayment made after the first (1st) anniversary of the
Funding Date of any Term Loan Advance but on or prior to the second (2nd) anniversary of the Funding Date of such Term Loan Advance, one percent (1.0%) of the aggregate outstanding principal amount of such Term Loan Advance as of the date of such prepayment; and

(c)                             for a prepayment made after the second (2nd) anniversary of the Funding Date of any Term Loan Advance, Zero Dollars ($0.00).”

“                                          “WSJ Prime Rate” means the rate of interest published in the “Money Rates” section of The Wall Street Journal, Eastern Edition as the “United States Prime Rate,” even if such rate is not the lowest or best rate available. In the event that The Wall Street Journal, Eastern Edition is not published or such rate does not appear in The Wall Street Journal, Eastern Edition, the WSJ Prime Rate shall be determined by Bank until such time as the WSJ Prime Rate becomes available in accordance with past practices.”

12                                  The Loan Agreement shall be amended by replacing the Compliance Certificate appearing as Exhibit C thereto with the Compliance Certificate appearing as Exhibit A hereto. On and after the date of this Loan Modification Agreement, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit A hereto.

4.                                      FEES. Borrower shall pay to Bank a commitment fee equal to Ten Thousand Dollars ($10,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all reasonable, documented and out-of-pocket legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                                 CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6.                                 RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7.                                 NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8.                                 CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

9.                                 COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

T2 BIOSYSTEMS, INC.		SILICON VALLEY BANK

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]

Name:	[ILLEGIBLE]	Name:	[ILLEGIBLE]

Title:	CEO	Title:	Relationship Manager

EXHIBIT A
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	T2 BIOSYSTEMS, INC.

The undersigned authorized officer of T2 BIOSYSTEMS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in compliance for the period ending                        with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
Board approved projections	FYE within 60 days	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

T2 BIOSYSTEMS, INC.	BANK USE ONLY

Received by:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No